UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 5, 2013

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

2000 Avenue of the Stars, Suite 1000N
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On February 5, 2013, Air Lease Corporation (the “Company”) completed a public offering of $400,000,000 in aggregate principal amount of its 4.750% Senior Notes due 2020 (the “Notes”).  The Notes were offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-184382) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on October 12, 2012, as supplemented by the prospectus supplement, dated January 29, 2013.

The Company intends to use the proceeds of the Notes issuance to fund the acquisition of commercial aircraft and for other general corporate purposes.  The Company also intends to use some of the net proceeds of the Notes offering to pay down one of its revolving credit facilities, which currently bears an interest rate of approximately 2% per annum and matures on May 4, 2015, with the intention of later redrawing on such credit facility to fund the acquisition of commercial aircraft and for other general corporate purposes.

The Notes are governed by an Indenture, dated as of October 11, 2012 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of February 5, 2013 (the “First Supplemental Indenture”; the Base Indenture as so amended and supplemented is herein referred to as the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

The Notes will mature on March 1, 2020 and will bear interest at a rate of 4.750% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2013.  At any time prior to March 1, 2016, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 104.750% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption.  In addition, at any time prior to March 1, 2020, the Company may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes plus a “make-whole premium” as described in the Indenture, together with accrued and unpaid interest, if any, to the date of redemption.  Upon the occurrence of a change of control of the Company as defined in the Indenture, the Company must offer to purchase the Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase.  The Notes will bear additional interest of 0.50% per annum during any period from and after February 5, 2014 during which a publicly available rating on the Notes is not maintained by at least one rating agency described in the Indenture.

The Notes are senior unsecured obligations of the Company. The Notes (i) rank senior in right of payment to all of the Company’s future subordinated indebtedness; (ii) rank equally in right of payment with all of the Company’s existing and future senior indebtedness; (iii) are effectively subordinated to any of the Company’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and (iv) are structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each of the Company’s subsidiaries.

The Indenture contains financial maintenance covenants relating to the Company’s consolidated net worth, consolidated unencumbered assets and interest coverage.  In addition, the Indenture contains covenants that, among other things, (i) limit the ability of the Company and the ability of the Company’s subsidiaries to pay dividends on or purchase certain equity interests, prepay subordinated obligations, alter their lines of business and engage in affiliate transactions; (ii) limit the ability of the Company’s subsidiaries to incur unsecured indebtedness; and (iii) limit the ability of the Company and the ability of each Note guarantor subsidiary, if any, to consolidate, merge or sell all or substantially all of its assets.  These covenants are subject to a number of important exceptions and qualifications set forth in the Indenture, including the suspension of the interest coverage test and the limitation on the payment of dividends on or purchases of certain equity interests and prepayments of subordinated indebtedness at such time as the Notes are rated investment grade as defined in the Indenture.

The Notes were not guaranteed by any of the Company’s subsidiaries on the date the Notes were issued.  However, the Notes will be required to be guaranteed on a senior unsecured basis by any of the Company’s existing and future direct and indirect subsidiaries that guarantee certain of the Company’s indebtedness. Thereafter, under certain circumstances, subsidiary guarantors may be released from their Note guarantees without the consent of the holders of the Notes. The Note guarantees, if any, would be the senior unsecured obligations of the Company’s subsidiaries that guarantee the Notes.

Events of default under the Indenture include, among others, the following (subject in certain cases to grace and cure periods): nonpayment, breach of covenants in the Indenture, default of payment of principal at final maturity or acceleration of certain indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency.  Generally, if an event of default other than due to certain events of bankruptcy or insolvency is continuing, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.  If an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or certain of its subsidiaries is continuing, the principal of and accrued but unpaid interest on all Notes would become due and payable immediately without further action or notice.

The foregoing description is not complete and is qualified in its entirety by reference to (i) the complete text of the Base Indenture filed as Exhibit 4.4 to the Registration Statement and incorporated by reference herein and (ii) the complete text of the First Supplemental Indenture filed as Exhibit 4.2 hereto and incorporated by reference herein.

Deutsche Bank Trust Company Americas and its affiliates have provided in the past to the Company and its affiliates, and may provide to the Company and its affiliates from time to time in the future, certain commercial banking, financial advisory, investment banking and other services in the ordinary course of business, for which they have received and may receive customary payments of interest, fees and commissions.

Item 2.03.             Creation of a Direct Financial Obligation.

The information contained under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1

Indenture, dated as of October 11, 2012, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.4 to Air Lease Corporation’s Registration Statement on Form S-3 filed with the SEC on October 12, 2012).

4.2	First Supplemental Indenture, dated as of February 5, 2013, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee.

4.3	Form of Note (included in Exhibit 4.2).

5.1	Opinion Letter of Munger, Tolles & Olson LLP.

23.1	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR LEASE CORPORATION
Date: February 5, 2013

	By:	/s/ Carol H. Forsyte
Name: Carol H. Forsyte
Title: Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1

Indenture, dated as of October 11, 2012, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.4 to Air Lease Corporation’s Registration Statement on Form S-3 filed with the SEC on October 12, 2012).

4.2	First Supplemental Indenture, dated as of February 5, 2013, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee.

4.3	Form of Note (included in Exhibit 4.2).

5.1	Opinion Letter of Munger, Tolles & Olson LLP.

23.1	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.1).